Exhibit 99.1

Amedisys Confirms Full Year Guidance

Baton Rouge, LA (November 17, 2022) — Today, the Board of Directors of Amedisys, Inc. (NASDAQ: AMED) announced a leadership change that President and Chief Executive Officer, Chris Gerard, will leave the company effective November 17, 2022, and Paul Kusserow, Chair of the Board of Directors will take over as Chief Executive Officer until a new Chief Executive Officer is identified.

In conjunction with this leadership change, Amedisys confirms its full year guidance.

“We are on track to meet the guidance range that was previously released,” said Paul Kusserow, Chairman and CEO. “We look forward to producing predictable results that will instill confidence in our shareholders.”

Media Contact:	Investor Contact:
Kendra Kimmons	Nick Muscato
Vice President of Marketing & Communications	Chief Strategy Officer
225-299-3708	615-928-5452
kendra.kimmons@amedisys.com	nick.muscato@amedisys.com

About Amedisys

Amedisys, Inc. (the “Company”) is a leading healthcare at home company delivering personalized home health, hospice, personal care and high acuity care services. Amedisys is focused on delivering the care that is best for our patients, whether that is home-based personal care, inpatient hospital, palliative and skilled nursing facility (“SNF”) care in their homes, recovery and rehabilitation after an operation or injury, care focused on empowering our patients to manage a chronic disease, or hospice care at the end of life. More than 3,000 hospitals and 90,000 physicians nationwide have chosen Amedisys as a partner in post-acute care. With approximately 21,000 employees in 547 care centers within 36 states and the District of Columbia, Amedisys is dedicated to delivering the highest quality of care to the doorsteps of more than 445,000 patients in need every year. For more information about the Company, please visit: www.amedisys.com.

Forward-Looking Statements

When included in this press release, words like “believes,” “belief,” “expects,” “strategy,” “plans,” “anticipates,” “intends,” “projects,” “estimates,” “may,” “might,” “will,” “could,” “would,” “should” and similar expressions are intended to identify forward-looking statements as defined by the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve a variety of risks and uncertainties that could cause actual results to differ materially from those described therein. These risks and uncertainties include, but are not limited to the following: the impact of the novel coronavirus pandemic (“COVID-19”), including the measures that have been and may be taken by governmental authorities to mitigate it, on our business, financial condition and results of operations; the impact of current and proposed federal, state and local vaccine mandates; staffing shortages driven by the competitive labor market; changes in or our failure to comply with existing federal and state laws or regulations or the inability to comply with new government regulations on a timely basis; changes in Medicare and other medical payment levels; our ability to open care centers, acquire additional care centers and integrate and operate these care centers effectively; competition in the healthcare industry; changes in the case mix of our patients, the episodic versus non-episodic mix of our payors or payment methodologies; changes in estimates and judgments associated with critical accounting policies; our ability to maintain or establish new patient referral sources; our ability to consistently provide high-quality care; our ability to attract and retain qualified personnel; our ability to keep our patients and employees safe; changes in payments and covered services by federal and state governments; future cost containment initiatives undertaken by third-party payors; our access to financing; our ability to meet debt service requirements and comply with covenants in debt agreements; business disruptions due to natural disasters, climate change or acts of terrorism, widespread protests or civil unrest; our ability to integrate, manage and keep our information systems secure; the impact of inflation; our ability to realize the anticipated benefits of acquisitions, investments and joint ventures; and changes in law or developments with respect to any litigation relating to the Company, including various other matters, many of which are beyond our control.

Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, you should not rely on any forward-looking statement as a prediction of future events. We expressly disclaim any obligation or undertaking and we do not intend to release publicly any updates or changes in our expectations concerning the forward-looking statements or any changes in events, conditions or circumstances upon which any forward-looking statement may be based, except as required by law.

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